HealthEquity Reports Fourth Quarter and Year Ended January 31, 2017 Financial Results
Highlights of the fiscal year include:

•	Revenue of $178.4 million, an increase of 41% compared to FY16.

•	Net income of $26.4 million, an increase of 59% compared to FY16.

•	Net income per diluted share of $0.44 compared to $0.28 in FY16.

•	Adjusted EBITDA of $62.8 million, an increase of 55% compared to FY16.

•	HSA Members of 2.7 million, an increase of 28% compared to FY16.

•	Total Custodial Assets of $5.0 billion, an increase of 37% compared to FY16.

Highlights of the fourth quarter include:

•	Revenue of $46.8 million, an increase of 30% compared to Q4 FY16.

•	Net income of $4.1 million, an increase of 30% compared to Q4 FY16.

•	Net income per diluted share of $0.07 compared to $0.05 in Q4 FY16.

•	Adjusted EBITDA of $11.8 million, an increase of 33% compared to Q4 FY16.

Draper, Utah – March 21, 2017 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its fourth quarter and year ended January 31, 2017.
“HealthEquity had another record setting year in fiscal year 2017 surpassing $5 billion in custodial assets and opening a record 668,000 new HSAs,” said Jon Kessler, President and CEO of HealthEquity. “Our 37% growth of custodial assets and 28% growth of HSAs led to greater market share and generated year-over-year revenue growth of 41% and Adjusted EBITDA growth of 55%. Adjusted EBITDA margins reached a record 35% of revenue as we continue to scale our proprietary platform and unique healthcare ecosystem. Building on our successful fiscal 2017, we are poised for another strong growth year in fiscal 2018.”
Dr. Steve Neeleman, Vice Chairman and Founder of HealthEquity, added, “With our commitment to remarkable ‘purple’ service combined with favorable tailwinds politically, and economically, and general market tides favoring HSAs, we are well-positioned to continue our efforts to outpace the market in helping build health savings for our members and driving down healthcare cost growth for our Network Partners.”
Full year financial results
For the year ended January 31, 2017, HealthEquity reported revenue of $178.4 million, an increase of 41% compared to $126.8 million for the year ended January 31, 2016. Revenue consisted of:

•	Service revenue of $77.3 million, an increase of 25% compared to FY16.

•	Custodial revenue of $59.6 million, an increase of 58% compared to FY16.

•	Interchange revenue of $41.5 million, an increase of 51% compared to FY16.

Net income was $26.4 million for the year ended January 31, 2017, compared to $16.6 million for the year ended January 31, 2016.
Net income per diluted share was $0.44 for the year ended January 31, 2017, compared to $0.28 for the year ended January 31, 2016.
Non-GAAP Adjusted EBITDA was $62.8 million for the year ended January 31, 2017, an increase of 55% compared to $40.6 million for the year ended January 31, 2016. Adjusted EBITDA was 35% of revenue for the year ended January 31, 2017, compared to 32% for the year ended January 31, 2016.

As of January 31, 2017, we had $180.4 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $123.8 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2016.
Fourth quarter financial results
For the fourth quarter ended January 31, 2017, HealthEquity reported revenue of $46.8 million, an increase of 30% compared to $35.9 million for the fourth quarter ended January 31, 2016. Revenue consisted of:

•	Service revenue of $20.6 million, an increase of 21% compared to Q4 FY16.

•	Custodial revenue of $16.0 million, an increase of 44% compared to Q4 FY16.

•	Interchange revenue of $10.1 million, an increase of 33% compared to Q4 FY16.

Net income was $4.1 million for the fourth quarter ended January 31, 2017, compared to $3.1 million for the fourth quarter ended January 31, 2016.
Net income per diluted share was $0.07 for the fourth quarter ended January 31, 2017, compared to $0.05 for the fourth quarter ended January 31, 2016.
Non-GAAP Adjusted EBITDA was $11.8 million for the fourth quarter ended January 31, 2017, an increase of 33% compared to $8.9 million for the fourth quarter ended January 31, 2016.
HSA Member and Custodial asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of January 31, 2017 was 2.7 million, an increase of 28% from 2.1 million as of January 31, 2016.
Total Custodial Assets as of January 31, 2017 was $5.0 billion, an increase of 37% year over year, consisting of:

•	Custodial Cash Assets of $4.4 billion, an increase of 34% compared to Q4 FY16; and

•	Custodial Investment Assets of $658.6 million, an increase of 62% compared to Q4 FY16.

Business outlook
For the year ended January 31, 2018, we expect our revenue to be between $220.0 million and $225.0 million. Our outlook for net income is a range of $30.0 million to $34.0 million, resulting in a net income per diluted share range of $0.50 to $0.55 (based on an estimated 61.5 million weighted-average shares outstanding). Our Adjusted EBITDA outlook is a range of $77.0 million to $82.0 million. The business outlook for the year ended January 31, 2018 assumes a projected effective income tax rate of approximately 37%.
A reconciliation of the non-GAAP financial measure used throughout this release to the most comparable GAAP financial measure is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, March 21, 2017 to discuss the fiscal year 2017 fourth quarter and full year financial results. The conference call will be accessible by dialing 884-791-6252, or 661-378-9636 for international callers, and referencing conference ID 79091036. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.

Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2017	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$139,954	$83,641
Marketable securities, at fair value	40,405	40,134
Total cash, cash equivalents and marketable securities	180,359	123,775
Accounts receivable, net of allowance for doubtful accounts of $75 and $40 as of January 31, 2017 and 2016, respectively	17,001	14,308
Inventories	592	620
Current deferred tax asset	—	2,642
Other current assets	2,867	1,703
Total current assets	200,819	143,048
Property and equipment, net	5,170	3,506
Intangible assets, net	65,020	66,840
Goodwill	4,651	4,651
Deferred tax asset	1,615	—
Other assets	1,861	1,750
Total assets	$279,136	$219,795
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,221	$2,431
Accrued compensation	8,722	7,776
Accrued liabilities	3,760	1,899
Total current liabilities	15,703	12,106
Long-term liabilities
Other long-term liabilities	1,456	236
Deferred tax liability	37	3,996
Total long-term liabilities	1,493	4,232
Total liabilities	17,196	16,338
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2017 and 2016	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 59,538 and 57,726 shares issued and outstanding as of January 31, 2017 and 2016, respectively	6	6
Additional paid-in capital	232,114	199,940
Accumulated other comprehensive loss, net	(165)	(98)
Accumulated earnings	29,985	3,609
Total stockholders’ equity	261,940	203,457
Total liabilities and stockholders’ equity	$279,136	$219,795

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended January 31,		Year ended January 31,
	2017	2016	2017	2016
Revenue
Service revenue	$20,644	$17,101	$77,254	$61,608
Custodial revenue	16,036	11,163	59,593	37,755
Interchange revenue	10,134	7,622	41,523	27,423
Total revenue	46,814	35,886	178,370	126,786
Cost of revenue
Service costs	17,397	13,256	51,868	39,418
Custodial costs	2,556	2,051	9,767	6,522
Interchange costs	2,632	2,148	10,380	8,248
Total cost of revenue	22,585	17,455	72,015	54,188
Gross profit	24,229	18,431	106,355	72,598
Operating expenses
Sales and marketing	5,556	4,665	18,320	13,302
Technology and development	6,548	4,891	22,375	16,832
General and administrative	4,861	3,535	20,151	14,113
Amortization of acquired intangible assets	1,083	981	4,297	2,208
Total operating expenses	18,048	14,072	65,143	46,455
Income from operations	6,181	4,359	41,212	26,143
Other expense
Other expense, net	(158)	(63)	(1,092)	(589)
Total other expense	(158)	(63)	(1,092)	(589)
Income before income taxes	6,023	4,296	40,120	25,554
Income tax provision	1,961	1,168	13,744	8,941
Net income	$4,062	$3,128	$26,376	$16,613
Net income attributable to common stockholders:
Basic	$4,062	$3,128	$26,376	$16,613
Diluted	$4,062	$3,128	$26,376	$16,613
Net income per share attributable to common stockholders:
Basic	$0.07	$0.05	$0.45	$0.29
Diluted	$0.07	$0.05	$0.44	$0.28
Weighted-average number of shares used in computing net income per share attributable to common stockholders:
Basic	59,438	57,673	58,615	56,719
Diluted	60,645	59,420	59,894	58,863
Comprehensive income:
Net income	4,062	3,128	26,376	16,613
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(31)	(64)	(67)	(98)
Comprehensive income	$4,031	$3,064	$26,309	$16,515

HealthEquity, Inc. and its subsidiaries
Consolidated statements of redeemable convertible preferred stock and stockholders' equity (deficit) (unaudited)

			Stockholders’ equity (deficit)
	Redeemable convertible preferred stock		Convertible preferred stock		Common stock		Common stock warrants	Additional paid-in capital	Accumu- lated compre- hensive loss	Accumu- lated earnings (deficit)	Total stock- holders' equity (deficit)
(in thousands, except exercise prices)	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 31, 2014	17,349	$46,714	6,156	$8,129	7,038	$1	$2,334	$—	$—	$(23,170)	$(12,706)
Issuance of series D-3 redeemable convertible preferred stock cash dividend	—	—	—	—	—	—	—	(347)	—	—	(347)
Issuance of common stock cash dividend	—	—	—	—	—	—	—	(50,000)	—	—	(50,000)
Issuance of common stock:											—
Exercise of 2,972 warrants at $0.8008 per share	—	—	—	—	2,972	—	(2,334)	4,714	—	—	2,380
Exercise of 1,841 options at $1.3204 per share	—	—	—	—	1,841	—	—	2,430	—	—	2,430
Conversion of preferred stock to common stock upon initial public offering	(17,349)	(42,693)	(6,156)	(8,129)	32,486	3	—	50,819	—	—	42,693
Issuance of common stock	—	—	—	—	10,465	1	—	132,586	—	—	132,587
Stock-based compensation	—	—	—	—	—	—	—	2,525	—	—	2,525
Tax benefit on stock options exercised	—	—	—	—	—	—	—	3,429	—	—	3,429
Redeemable convertible preferred stock accretion	—	(4,021)	—	—	—	—	—	4,021	—	—	4,021
Reclassification of series D-3 redeemable convertible preferred stock derivative liability	—	—	—	—	—	—	—	6,917	—	—	6,917
Net income	—	—	—	—	—	—	—	—	—	10,166	10,166
Balance as of January 31, 2015	—	$—	—	$—	54,802	$5	$—	$157,094	$—	$(13,004)	$144,095
Issuance of common stock:
Exercise of 1,951 options at $0.98 per share	—	—	—	—	1,951	1	—	1,914	—	—	1,915
Issuance of common stock	—	—	—	—	973	—	—	23,492	—	—	23,492
Stock-based compensation	—	—	—	—	—	—	—	5,883	—	—	5,883
Tax benefit on stock options exercised	—	—	—	—	—	—	—	11,557	—	—	11,557
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	(98)	—	(98)
Net income	—	—	—	—	—	—	—	—	—	16,613	16,613
Balance as of January 31, 2016	—	$—	—	$—	57,726	$6	$—	$199,940	$(98)	$3,609	$203,457
Issuance of common stock:
Issuance of common stock upon exercise of options, and for restricted stock units	—	—	—	—	1,812	—	—	7,142	—	—	7,142
Stock-based compensation	—	—	—	—	—	—	—	8,398	—	—	8,398
Tax benefit on stock options exercised	—	—	—	—	—	—	—	16,634	—	—	16,634
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	(67)	—	(67)
Net income	—	—	—	—	—	—	—	—	—	26,376	26,376
Balance as of January 31, 2017	—	$—	—	$—	59,538	$6	$—	$232,114	$(165)	$29,985	$261,940

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2017	2016	2015
Cash flows from operating activities:
Net income	$26,376	$16,613	$10,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,186	8,601	5,890
Deferred taxes	(2,891)	(2,178)	1,593
Stock-based compensation	8,398	5,883	2,525
Loss on revaluation of redeemable convertible preferred stock derivative	—	—	735
Loss on other investments	—	—	24
Bad debt expense	35	24	31
Amortization of deferred financing costs	68	23	—
Changes in operating assets and liabilities:
Accounts receivable	(2,728)	(5,174)	(3,380)
Inventories	28	5	(234)
Other assets	(1,343)	(107)	(1,608)
Accounts payable	567	1,011	(1,156)
Accrued compensation	946	2,475	1,167
Accrued liabilities	1,729	(383)	(802)
Other long-term liabilities	1,220	(252)	95
Net cash provided by operating activities	45,591	26,541	15,046
Cash flows from investing activities:
Purchase of marketable securities	(379)	(40,291)	—
Purchase of property and equipment	(3,645)	(2,376)	(1,712)
Purchase of software and capitalized software development costs	(9,030)	(6,896)	(6,420)
Purchase of other investments	—	(500)	(305)
Acquisition of intangible member assets	—	(40,489)	—
Net cash used in investing activities	(13,054)	(90,552)	(8,437)
Cash flows from financing activities:
Dividend payments	—	—	(50,347)
Proceeds from initial public offering, net of payments for offering costs	—	—	132,587
Proceeds from follow-on offering, net of payments for offering costs	—	23,492	—
Proceeds from exercise of common stock options	7,142	1,915	2,430
Proceeds from exercise of common stock warrants	—	—	2,380
Tax benefit from exercise of common stock options	16,634	11,557	3,429
Deferred financing costs paid	—	(317)	—
Net cash provided by financing activities	23,776	36,647	90,479
Increase (decrease) in cash and cash equivalents	56,313	(27,364)	97,088
Beginning cash and cash equivalents	83,641	111,005	13,917
Ending cash and cash equivalents	$139,954	$83,641	$111,005

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2017	2016	2017	2016
Cost of revenue	$522	$348	$1,780	$1,088
Sales and marketing	(16)	198	914	903
Technology and development	613	336	1,903	1,014
General and administrative	880	747	3,801	2,878
Total stock-based compensation expense	$1,999	$1,629	$8,398	$5,883
HSA Members (unaudited)

				% change from	% change from
	January 31, 2017	January 31, 2016	January 31, 2015	2016 to 2017	2015 to 2016
HSA Members	2,746,132	2,140,631	1,426,785	28%	50%
Average HSA Members - Year-to-date	2,339,091	1,600,327	1,087,962	46%	47%
Average HSA Members - Quarter-to-date	2,519,382	1,850,843	1,230,256	36%	50%
HSAs with investments	65,906	44,680	30,552	48%	46%
Custodial assets (unaudited)

				% change from	% change from
(in thousands, except percentages)	January 31, 2017	January 31, 2016	January 31, 2015	2016 to 2017	2015 to 2016
Custodial cash	$4,380,487	$3,278,628	$2,075,741	34%	58%
Custodial investments	658,580	405,878	286,526	62%	42%
Total custodial assets	$5,039,067	$3,684,506	$2,362,267	37%	56%
Average daily custodial cash - Year-to-date	$3,661,058	$2,326,506	$1,553,845	57%	50%
Average daily custodial cash - Quarter-to-date	$3,854,518	$2,682,827	$1,698,402	44%	58%
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2017	2016	2017	2016
Net income	$4,062	$3,128	$26,376	$16,613
Interest income	(146)	(112)	(531)	(414)
Interest expense	69	68	275	91
Income tax provision	1,961	1,168	13,744	8,941
Depreciation and amortization	2,559	1,890	8,889	6,393
Amortization of acquired intangible assets	1,083	981	4,297	2,208
Stock-based compensation expense	1,999	1,629	8,398	5,883
Other (1)	236	106	1,348	910
Adjusted EBITDA	$11,823	$8,858	$62,796	$40,625

(1)
For the three months ended January 31, 2017 and 2016, Other consisted of non-income based taxes of $101 and $85, and other costs of $135 and $21, respectively. For the years ended January 31, 2017 and 2016, Other consisted of miscellaneous taxes of $358 and $334, acquisition-related costs of $631 and $471, and other costs of $359 and $105, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook

For the year ending
(in millions)	January 31, 2018
Net income	$30 - 34
Income tax provision	18 - 19
Depreciation and amortization	~ 12
Amortization of acquired intangible assets	~ 4
Stock-based compensation expense	~ 12
Other	~ 1
Adjusted EBITDA	$77 - 82